UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2010

CONSOL Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNX Center

1000 CONSOL Energy Drive

Canonsburg, Pennsylvania 15317

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code:

(724) 485-4000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Adoption of the Transaction Incentive Plan.

On June 15, 2010, CONSOL Energy Inc. (the “Company”) adopted a transaction incentive plan (the “Transaction Incentive Plan”) to incent management to achieve the financial objectives underpinning the Company’s recent acquisition of the Appalachian exploration and production business of Dominion Resources, Inc., which the Company considers to be a transformational opportunity.

Pursuant to the terms of the Transaction Incentive Plan, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company granted nonqualified performance stock options (the “Options”) under the Company’s Equity Incentive Plan (as amended, the “Plan”) to certain executive officers and key employees of the Company, who the Committee deemed to be instrumental in the successful integration and development of the Dominion assets, which were acquired on April 30, 2010. Among others, Messrs. J. Brett Harvey, Nicholas J. DeIuliis, William J. Lyons, P. Jerome Richey, and Robert P. King (the “Participants”) each received an Option to purchase 243,273, 152,046, 97,309, 60,819, and 66,900 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), respectively, on June 15, 2010. Mr. Harvey’s Option was further approved and ratified by the Board. The exercise price of the Options was set at a dollar amount twelve-percent (12%) higher than the Company’s closing stock price on the date the Options were granted. Establishing an exercise price higher than the closing stock price on the grant date is intended to reward the Company’s shareholders before the Participants can benefit from the Options.

The terms of the Option award agreements (the “Option Agreements”) provide that, subject to a Participant’s continuous employment with the Company and the Company’s achievement of certain gas production goals and cost goals (the “Annual Performance Goals”), which shall be equally weighted and mutually exclusive, related to the Company’s wholly-owned subsidiary, CNX Gas Corporation (“CNX Gas”), in each of the fiscal years ending December 31, 2010, 2011, 2012 and 2013, respectively (each a “Performance Period”), up to twenty-five percent (25%) of the Options may vest and become exercisable with respect to each such Performance Period, as provided in the Option Agreement, on such date as the Committee certifies that the applicable Annual Performance Goals with respect to such Performance Period and other material terms of the Option Agreements have been satisfied.

The Option Agreements provide that with respect to any Performance Period, vesting may be accelerated if the Committee determines and certifies, in its sole discretion, that the applicable Annual Performance Goals have been achieved prior to the completion of such Performance Period. The Option Agreements also provide that in the event that the applicable Annual Performance Goals for a particular Performance Period are not achieved and satisfied as of the end of such Performance Period (a “Missed Year”), the non-vested portion of the Option attributable to the Missed Year may nevertheless become fully vested if, as of the end of the most recently completed Performance Period, the Annual Performance Goals with respect to each completed Performance Period (including any Missed Years) have been achieved on a cumulative basis, as certified by the Committee.

If a Participant’s employment with the Company (including any affiliate) is terminated for cause or the Participant breaches the confidentiality and/or the non-competition obligations set forth in the Option Agreement, the Participant’s Option will be cancelled and forfeited in its entirety on the date the Participant’s employment is terminated or the covenants are breached. Unless otherwise specifically provided in a separate agreement between the Company and the Participant, if a Participant’s employment with the Company (including any affiliate) is terminated by the Participant voluntarily or by the Company without cause, the non-vested portion of such Participant’s Option will be cancelled and forfeited on the date the Participant’s employment is terminated. In the event that a Participant’s employment with the Company (including any affiliate) is terminated by reason of an Early Retirement, Normal Retirement or Incapacity Retirement (each as defined in the Option Agreement), death, Disability (as defined in the Plan) or in connection with a reduction in force, the non-vested portion of such Participant’s Option will continue to vest to the extent earned as determined at the end of the Performance Periods; provided, however, that if a Participant’s employment is terminated by reason of an Early Retirement or a Normal Retirement before the one-year anniversary of the date the Option was granted, the non-vested portion of the Participant’s Option will be canceled and forfeited in its entirety on the date of such Participant’s termination of employment. Upon a Change in Control (as defined in the Plan) prior to a Participant’s termination of employment with the Company (including any Affiliate), the non-vested portion of such Participant’s Option will vest.

The foregoing summary of the Options granted under the Plan and pursuant to the Transaction Incentive Plan is not complete and is qualified in its entirety by reference to the full text of the form of CONSOL Energy Inc. Employee Nonqualified Performance Stock Option Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

In connection with the adoption of the Transaction Incentive Plan, the Committee determined that it was in the best interests of the Company and its stockholders to amend the stock ownership guidelines applicable to each of the Participants, and the Board, upon recommendation by the Committee, ratified and approved the same. Accordingly, the current stock ownership guidelines, with respect to our executive officers, were amended as follows:

Name	Amended Stock Ownership Guidelines

J. Brett Harvey	5.5x Base Salary from 5.0x Base Salary

Nicholas J. DeIuliis	3.5x Base Salary from 3x Base Salary

William J. Lyons	3.5x Base Salary from 3x Base Salary

P. Jerome Richey	2.5x Base Salary from 2x Base Salary

Robert P. King	2.5x Base Salary from 2x Base Salary

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed or furnished in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit 10.1	Form of CONSOL Energy Inc. Employee Nonqualified Performance Stock Option Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOL ENERGY INC.

By:	/S/ P. JEROME RICHEY
P. Jerome Richey
Executive Vice President Corporate Affairs, Chief Legal
Officer & Secretary

Dated: June 21, 2010

Exhibit Index

Exhibit 10.1	Form of CONSOL Energy Inc. Employee Nonqualified Performance Stock Option Agreement.